Exhibit 99.1

FOR IMMEDIATE RELEASE

         Gales Industries Announces Name Change to Air Industries Group

BAY SHORE, NY - June 27, 2007 -- Gales Industries Incorporated (OTCBB: GLDS) today announced that its name has been changed to Air Industries Group, Incorporated. The name "Air Industries" was selected because of the strong brand recognition enjoyed by the Company's first operating subsidiary, Air Industries Machining Corp., within the aerospace industry. The Company's Board of Directors believes that the new name better conveys the reputation for engineering and manufacturing excellence built by the Company over almost four decades of service to many of the world's preeminent aerospace companies. The name change was ratified by a shareholder vote and is effective immediately.

"Our name Air Industries Group, Inc. better characterizes the Company's successful expansion through acquisitions, consolidation and internal growth strategies," said Peter Rettaliata, Chief Executive Officer of Air Industries Group Incorporated. "The name change is accompanied by a recently launched branding campaign that has generated a new logo for the parent company as well as new logos and other initiatives for the Company's subsidiaries. Shortly, we will be introducing a new website for the parent company which can be accessed by customers, business partners, investors and other interested parties to learn about the broadening scope of Air Industries."

Air Industries Group employs over 200 people in its two operating subsidiaries, located in various sites on Long Island.

ABOUT AIR INDUSTRIES GROUP INCORPORATED

Air Industries Group Incorporated (OTCBB: GLDS) (formerly Gales Industries) is a holding company established to consolidate manufacturers, engineering integrators and specialized service providers to the aerospace/defense and commercial aviation industries. The Company is focused on flight safety and other critical componentry. Consolidation opportunities include companies operating within highly synergistic disciplines of manufacturing, technical services and strategic products distribution. The Company's strategy is to execute its consolidation principally amongst middle market aerospace/defense subcontractors. Air Industries Group offers a tailored exit strategy or management continuity strategy in exchange for qualified acquisitions, and targets technically superior organizations with revenues of up to $100 million annually. Information on the Company and its products may be found online at WWW.AIRINDMC.COM.

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Certain matters discussed in this press release are 'forward-looking statements'
intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. In particular, the Company's statements regarding trends in the marketplace, firm backlog, projected backlog, potential future results and acquisitions, are examples of such forward-looking statements. The forward-looking statements include risks and uncertainties, including, but not limited to, the timing of projects due to the variability in size, scope and duration of projects, estimates, projections and forecasts made by management with respect to the Company's critical accounting policies, firm backlog, projected backlog, regulatory delays, government funding and budgets, matters pertaining to potential and pending acquisitions subject to and after closings, and other factors, including results of financial audits and general economic conditions, not within the Company's control. Certain of the Company's forward looking statements, with the projected backlog in particular, are formulated based on management's extensive industry experience and understanding and assessment of industry trends, customer requirements, and related government

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spending. Projected backlog may be subject to variability and may increase or decrease at any time based on a variety of factors, including but not limited to modifications of previously released orders, acceleration of orders under general purchase agreements, etc. The factors discussed herein and expressed from time to time in the Company's filings with the Securities and Exchange Commission could cause actual results and developments to be materially different from those expressed in or implied by such statements. The forward-looking statements are made only as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Contact:
Jordan M. Darrow
Darrow Associates, Inc.
631-367-1866
jdarrow@darrowir.com